UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 15, 2006

ANSYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Technology Drive, Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (724) 746-3304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

At the 2006 Annual Meeting of Stockholders of ANSYS, Inc. (the “Company”) held on June 15, 2006, the stockholders of the Company approved the Third Amended and Restated 1996 Stock Option and Grant Plan (the “Third Amended and Restated Option Plan”). In accordance with the terms of the Third Amended and Restated Option Plan, it became effective as of June 15, 2006 upon receipt of the requisite approval of the Company’s stockholders. The Third Amended and Restated Option Plan (a) increases the number of shares available for awards by 2,000,000 shares, from 10,700,000 shares to 12,700,000 shares, (b) removes the Company’s ability to grant discount options in lieu of cash compensation, and (c) permits the Company to “cash out” options in connection with a sale of the Company in which the Company’s stockholders will receive cash consideration. This description of the Third Amended and Restated Option Plan is qualified in its entirety by reference to the full text of the Third Amended and Restated Option Plan attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2006 Annual Meeting of Stockholders of the Company held on June 15, 2006, the stockholders of the Company also approved an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 shares to 150,000,000 shares (the “Amended Certificate”). The provisions of the Restated Certificate of Incorporation permitting the Company to issue up to 2,000,000 shares of undesignated preferred stock were not changed by the Amended Certificate. A Certificate of Amendment was filed with the Delaware Secretary of State’s office on June 20, 2006 and is effective as of that date. This description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment as filed with the Secretary of State of the State of Delaware.

10.1	Third Amended and Restated 1996 Stock Option and Grant Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANSYS, INC.

Date: June 20, 2006	By:	/s/ Sheila S. DiNardo
Sheila S. DiNardo – Vice
President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment as filed with the Secretary of State of the State of Delaware.

10.1	Third Amended and Restated 1996 Stock Option and Grant Plan.